CONFIDENTIAL TREATMENT REQUEST
                                            [ * ] INDICATES INFORMATION THAT HAS
                                                      BEEN OMITTED PURSUANT TO A
                                              CONFIDENTIAL TREATMENT REQUEST AND
                                           THIS INFORMATION HAS BEEN FILED UNDER
                                              SEPARATE COVER WITH THE COMMISSION

PRODUCT DEVELOPMENT AND COMERCIALIZATION AGREEMENT (together with all exhibits and schedules, the "AGREEMENT"), made as of this 21th day of June, 2005 (the "EFFECTIVE DATE"), by and between ELITE LABORATORIES, INC., a Delaware corporation having its principal place of business at 165 Ludlow Avenue, Northvale, NJ 07657 USA, and ELITE PHARMACEUTICALS, INC., a Delaware corporation, having its principal place of business at 165 Ludlow Avenue, Northvale, NJ 07657 US (jointly and severally "ELITE") and IntelliPharmaCeutics Corp., a Nova Scotia corporation, having its principal place of business at 30 Worcester Road, Toronto Ontario, Canada M9W 5X2 ("IPC", and together with ELITE, the "PARTIES" and each individually, a "PARTY").

                                    RECITALS:

         WHEREAS,   IPC   and   ELITE   specialize   in  the   development   and
commercialization of time release and other technologies for pharmaceutical providers;

         WHEREAS, IPC is the owner of Know-How (as defined below) and other proprietary technology relative to the Product (as defined below);

         WHEREAS,   ELITE  and  IPC  desire  to  work   together   to   develop,
commercialize and license for manufacture and sale, the Product;

         WHEREAS, the Parties desire to set forth herein their respective agreements with respect to the Product.

         NOW, THEREFORE, in consideration of the recitals and the covenants and conditions herein contained, ELITE and IPC agree as follows:

          1.      DEFINITIONS

     The following terms as used in this Agreement shall have the meanings set forth in this Article:

                  1.1. "AFFILIATE" shall mean, as to either Party, any Person which owns or controls or which is owned or controlled by or the common control with such Party to the extent of at least fifty percent (50%) of the equity or voting power of the owned or controlled entity.

                  1.2.  "ANDA"  shall  have the  meaning  set  forth in  Section
3.2(b).

                  1.3. "CFR" shall mean the Code of Federal Regulations, as may be amended from time to time.

                  1.4. "CONFIDENTIAL INFORMATION" shall mean any information pertaining to the Product or the Study from time to time communicated by or on behalf of either Party or the other or developed pursuant to the Study, including, without limitation, trade secrets, Know-How, pricing, costs, suppliers, Licensees, customer information, patent rights, scientific, technical, commercial and medical product development, product formulations and technical specifications including, but not limited to the Product, methods of analysis and testing, manufacturing methods, processes and production, batch records, contractual arrangements, results, discoveries and inventions, procedures and forms, and all information related to the Studies including without limitation, the Protocol, whether of a written, oral or visual nature.

                  1.5.      "COMMERCIALIZATION",      "COMMERCIALIZING",      or
"COMMERCIALIZE" shall mean all activities relating to manufacture, promotion, distribution, marketing and sale of the Product in the Territory.

                  1.6.  "COMMITTEE"  shall have the meaning set forth in Section
2.1 hereof.

                  1.7. "CRO" shall have the meaning set forth in Section 3.2(f) hereof.

                  1.8. "DEVELOPMENT PLAN" shall mean the Product Development Activity Schedule annexed hereto as Exhibit A.

                  1.9. "FDA" shall mean the U.S. Food and Drug Administration.

                  1.10. "IPC INTELLECTUAL PROPERTY RIGHTS" shall have the meaning set forth in Section 5.2 hereof.

                  1.11. "KNOW-HOW" shall mean all technology, data, information, formulations, technical specifications, processes and methods necessary or useful in the manufacturing, production, testing or registration of drug products, including but not limited to, the Product.

                  1.12. "LICENSEE" shall mean any Person that holds a license approved by the Parties and granted by the Parties to Commercialize the Product in the Territory pursuant to a License Agreement.

                  1.13. "LIEN" shall mean any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal or first offer, easement, transfer restriction, voting requirement or any other encumbrance, restriction or limitation.

                  1.14.  "LICENSE AGREEMENT" shall have the meaning set forth in
Section 6.1 hereof.

                  1.15. "MARKETING AUTHORIZATION" shall mean the final approval of all regulatory authorities necessary to market the Product in the Territory, including as applicable pricing and

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

reimbursement approval and all other approvals required in the Territory for the marketing, distribution and sale of the Product in the normal course of business.

                  1.16.   "PERSON"  shall  mean  any  individual,   partnership,
limited-liability company, corporation, joint venture, trust, association or any other entity, domestic or foreign.

                  1.17. "PRODUCT" shall mean [*] generic [*] delayed release capsules, [*], or either of these.

                  1.18. "PROTOCOL" shall mean the protocol developed by IPC in connection with the Studies to be conducted for, and as agreed to by, the Parties.

                  1.19.  "REGULATORY FILING" shall have the meaning set forth in
Section 3.2(h) hereof.

                  1.20.  "REPRESENTATIVE"  shall have the  meaning  set forth in
Section 2.1 hereof.

                  1.21. "STUDIES" shall mean the clinical trials needed to qualify the Product for an ANDA.

                  1.22. "TERRITORY" shall mean the United States and its territories, Canada and Mexico.

          2.      DEVELOPMENT AND COMERCIALIZATION COMMITTEES

                  2.1. DEVELOPMENT COMMITTEE Within ten (10) days after the Effective Date, ELITE and IPC shall establish a Development Committee (the "D-COMMITTEE") comprised of not less than two, and not more than three, persons ("Representatives") selected by each Party. ELITE and IPC shall each designate an equal number of Representatives to the D-Committee, with each Party having the right to increase the number of Representatives at any time to the maximum of three upon written notice to the other Party; PROVIDED, HOWEVER, in any event, IPC and ELITE shall retain an equal number of Representatives on the Committee and equal voting rights. The D-Committee shall carry out the duties set forth below in Section 2.4.

                  2.2. The first meeting of the D-Committee shall be held within fifteen (15) days from the Effective Date, at which time the procedures of the D-Committee may be established. Thereafter, the D-Committee shall meet on such schedule as deemed appropriate by the Representatives, but not less frequently than each calendar quarter, with any one Representative being empowered to call a meeting of the D-Committee upon at least five (5) days' notice (which notice shall include a detailed description of all matters to come before the D-Committee at such meeting for consideration or action).

                  2.3. At meetings, each Party shall have the right to provide information for consideration and the D-Committee shall consider all such input. All decisions by the D-Committee shall be made by unanimous vote of its Representatives. For greater certainty, a vote is unanimous if, and only if, all of the Parties' Representatives in actual attendance at any such meeting, irrespective of the Party they represent, vote for the same outcome of any decision to be taken. A quorum required for any action by the D-Committee shall consist of at least one ELITE Representative and one IPC Representative. Participation at a meeting may be in person, by telephone conference call or by video conference, so long as all participants can hear and be heard by one another at all times throughout the meeting. If the meeting is in person, it shall be held alternately at ELITE's and IPC's offices, unless otherwise agreed by the Representatives. All Representatives serving on the D-Committee not in attendance shall be notified in writing immediately of any action taken or approved by the D-Committee.

                  2.4. The duties of the D-Committee shall be to:

                  (1) keep the Parties apprised of any development issues with respect to the Product and effect a plan of action to resolve same;

                  (2) monitor the performance and progress of the Development Plan;

                  (3) such other matters relating to sub-paragraphs (1)and (2) above as may be necessary or appropriate to consider.

                  2.5. If the D-Committee cannot resolve any dispute within its purview after fifteen (15) days or such other period as may be agreed by the D-Committee, the dispute will be referred to a designated senior officer of each of ELITE and IPC, and thereafter, in the event of continued deadlock, will be resolved pursuant to the deadlock provisions set forth in Section 14.

                  2.6. COMMERCIALIZATION COMMITTEE At such time as the D-Committee so recommends, ELITE and IPC shall establish a Commercialization Committee (the "C-COMMITTEE") comprised of not less than two, and not more than three, Representatives selected by each Party. ELITE and IPC shall each designate an equal number of Representatives to the C-Committee, with each Party having the right to increase the number of Representatives at any time to the maximum of three upon written notice to the other Party; PROVIDED, HOWEVER, in any event, IPC and ELITE shall retain an equal number of Representatives on the C-Committee and equal voting rights. The C-Committee shall carry out the duties set forth below in Section 2.9.

                  2.7. The first meeting of the C-Committee shall be held within fifteen (15) days from the date of recommendation for its establishment by the D-Committee, at which time the procedures of the C-Committee may be established. Thereafter, the C-Committee shall meet on such schedule as deemed appropriate by the Representatives, but not less frequently than each calendar quarter, with any one Representative being empowered to call a meeting of the C-Committee upon at least five (5) days' notice (which notice shall include a detailed description of all matters to come before the C-Committee at such meeting for consideration or action). Nothing herein precludes any Representative for either the D-Committee or the C-Committee from being a Representative of the other or both committees. Where practical, the D-Committee and the C-Committee will hold their meetings concurrently.

                  2.8. At meetings, each Party shall have the right to provide information for consideration and the C-Committee shall consider all such input. All decisions by the C-

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

Committee shall be made by unanimous vote of its Representatives. For greater certainty, a vote is unanimous if, and only if, all of the Parties' Representatives in actual attendance at any such meeting, irrespective of the Party they represent, vote for the same outcome of any decision to be taken. A quorum required for any action by the C-Committee shall consist of at least one ELITE Representative and one IPC Representative. Participation at a meeting may be in person, by telephone conference call or by video conference, so long as all participants can hear and be heard by one another at all times throughout the meeting. If the meeting is in person, it shall be held alternately at ELITE's and IPC's offices, unless otherwise agreed by the Representatives. All Representatives of the C-Committee not in attendance shall be notified in writing immediately of any action taken or approved by the C-Committee.

                  2.9. The duties of the C- Committee shall be to:

                  (1) pursue and consider license agreements for the Commercialization of the Product in the Territory, or in any part thereof, with any potential Licensee suggested for consideration by either Elite or IPC. The criteria which the C-Committee shall take into account in the consideration of any such license agreements shall include, but are not limited to, the maximization of market penetration and revenues for the Product in the Territory, or in any part thereof; and

                  (2) such other matters relating to paragraph (1) above as may be necessary or appropriate to consider.

                  2.10. If the C-Committee cannot resolve any dispute within its purview after fifteen (15) days or such other period as may be agreed by the C-Committee, the dispute will be referred to a designated senior officer of each of ELITE and IPC, and thereafter, in the event of continued deadlock, will be resolved pursuant to the deadlock provisions set forth in Section 14.

         3.       RESPONSIBILITIES OF THE PARTIES

                  3.1. The Development Plan, with milestones listed, setting out the specific responsibilities of each of ELITE and IPC that will be required in order to complete development of the Product, and to secure regulatory approval necessary to the manufacture and sale of the Product in the Territory, is annexed hereto as EXHIBIT A. Each of the Parties agrees to use reasonable efforts to perform each of the milestone activities required to be performed by such Party on or before the dates required for performance of such activity under the Development Plan. Subject to all the terms and conditions of this Agreement, including but not limited to the provisions of Section 5, and in order to achieve the milestones set forth in the Development Plan, IPC and ELITE hereby agree to conduct and carry out the activities set forth in Section 3.2, in the case of IPC and in Section 3.3, in the case of Elite.

                  3.2. IPC hereby represents and warrants that it has completed, or agrees that it will complete in accordance with the Development Plan, certain matters as follows:

                  (a) IPC has developed and validated all pharmaceutical analytical methods necessary and sufficient for the analysis of the drug substance, impurities, and degradation products, including stability indicating methods, and has prepared or will prepare all necessary written documentation and reports in relation to these methods;

                  (b) IPC has developed formulations and processes for the manufacture of the Product as required for pilot clinical studies. IPC will transfer the technology in relation to the formulations and the processes to the Elite facility during the scale-up process at the Elite facility, and will make such adjustments and optimizations of such formulations and processes during such scale-up and during the pivotal clinical studies phase of the development program, with a view to filing an Abbreviated New Drug Application ("ANDA") with the FDA with respect to the Product;

                  (c) IPC has managed and overseen the design and the conduct of successful pilot clinical studies on the Product;

                  (d) IPC will transfer pharmaceutical analytical methods and operating procedures relating to the Product to the ELITE facility, and will provide all reasonable technical and documentary assistance in the transfer and revalidation process of such methods;

                  (e) IPC will provide on-site assistance and sufficient information to designated ELITE personnel to allow ELITE personnel to scale up the process developed by IPC and to manufacture Product batches for the additional pilot studies, if any, and the pivotal clinical studies at the ELITE facility. IPC personnel will be present at the Elite facility and, the Parties agree, will take an active role in the manufacture of such product batches;

                  (f) IPC (together with ELITE) will manage and oversee the design and the conduct of additional pilot clinical studies, if any, and pivotal clinical studies for the Products, such studies to be done at the facilities of such third party contract research organization ("CRO") as may be acceptable to both IPC and ELITE;

                  (g) IPC will prepare and file, in the name of IPC, such patent application(s) on the Product as may be possible, based on IPC's intellectual property, and take all appropriate steps to receive a grant of such patent(s) and maintain such patent(s) if granted; and

                  (h) IPC shall be responsible for the preparation of all regulatory filings (which shall be filed in IPC's sole name), including all clinical investigational new drug applications in connection with the applications for regulatory approval for the Product in each jurisdiction of the Territory (each a "REGULATORY FILING"), all as required under applicable laws of the Territory.

                  3.3. ELITE hereby agrees that it will complete in accordance with the Development Plan, certain matters as follows

                  (a) ELITE will conduct all work reasonably necessary for the transfer of fully validated pharmaceutical analytical methods (and implementation thereof) and operating procedures transferred from IPC to the ELITE facility for the manufacture and release of Product batches for the Studies;

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

                  (b) ELITE will manufacture the Product batches for the Studies at its premises (whereas, commercial manufacturing shall be as set forth in Section 6.2);

                  (c) ELITE will be responsible for conducting the CMC (chemistry, manufacturing and controls) activities including production, quality controls, and stability studies with respect to the Product (with input from IPC, if necessary);

                  (d) ELITE (together with IPC) will manage and oversee the design and the conduct of additional pilot clinical studies, if any, and the pivotal clinical studies for the Product, such studies to be done at the facilities of such third party CRO as may be acceptable to both Parties;

                  (e) ELITE will oversee the packaging and labeling of the Product at a mutually agreed upon packaging facility for the purpose of the pivotal clinical studies and the stability studies;

                  (f) ELITE will provide to IPC, for the purposes of regulatory filing, all necessary documentation and reports in respect of the manufacture, release and packaging of the Product batches for the pivotal clinical studies and stability studies; and

                  (g) ELITE will provide to IPC, for the purposes of regulatory filing, all other reasonably necessary data, results, documents and documentary support.

                  3.4. The Parties shall jointly take the following actions:

                  (a) The Parties shall agree, as required, as to the identity of the Party best able to prepare any aspect of any regulatory filing, and each Party will co-operate with the other to provide such assistance as may be requested or necessary to complete such regulatory filing at the earliest opportunity.

                  3.5. COSTS OF PERFORMING HEREUNDER.

                  (a)  IPC   alone   will  bear  the  costs  for  its  areas  of
responsibilities as set forth in Section 3.2 and ELITE alone will bear the costs for its areas of responsibilities as set forth in Section 3.3;

                  (b) IPC and ELITE will share [*] the following costs:

                           (i)  the CRO  and  other  third  party  costs  of all
clinical studies (including pilot studies already completed or to be conducted after the date hereof), all pivotal studies and all bio-analytics as may reasonably be required; and

                           (ii) the cost of all  regulatory  filing fees for the
regulatory applications to the FDA or to such other regulatory authorities to whom applications are made.

                  (c) It is the intention of the Parties that a commercial Licensee or Licensees should bear all litigation costs in relation to regulatory
filing  or  defense  of  the  Product   arising

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

after filing with regulatory authorities. To the extent that such costs, as may arise after the date of this Agreement and before or after filing, are not borne by such Licensee(s), ELITE and IPC will share [*] in the costs of such legal defense of the Product and/or defense against any litigation against the Parties in respect of the Product.

                  3.6. STANDARD OF PERFORMANCE. The Parties must use reasonable, timely efforts to fulfill their respective obligations set forth in this Section 3 hereof and elsewhere in this Agreement to pursue the development and Commercialization of the Products in accordance with the estimated timetables as set forth in the Development Plan. A Party's failure to fulfill its obligations shall provide the other Party with the right to terminate this Agreement in accordance with the provisions of Section 13 hereof.

                  3.7. COOPERATION. Each Party shall use reasonable efforts to cooperate with the other Party in connection with the preparation of each regulatory filing relating to the Product. ELITE shall have the right to review and comment upon any and all prepared applications and filings prior to submission to the relevant governmental authorities. ELITE shall manufacture bio-batches as required for submission purposes.

          4.      CLINICAL STUDIES

                   4.1. IPC and ELITE shall jointly determine the identity of, and thereafter engage, a reputable third party to conduct the clinical studies for the Product in accordance with the Development Plan (the "STUDIES") and such third party shall be contractually bound to fulfill its obligations to conduct such Studies in accordance with 21 CFR ss.312.52 and all applicable laws. Each of IPC and ELITE agrees that, during the Term (and any Renewal Term), except for the Studies contemplated hereunder, neither it nor any of its Affiliates will conduct clinical studies for any other generic version of [*], whether for itself or any third party.

                  4.2. ELITE and IPC shall each have the right to discontinue the Studies at any time prior to completion of such Studies upon 3 days' prior written notice to the other Party, if ELITE or IPC, as the case may be, reasonably believes that any serious adverse clinical event may arise.

          5. PATENT PROSECUTION, MAINTENANCE AND DEFENSE; OWNERSHIP OF INTELLECTUAL PROPERTY

                  5.1. PATENTS. During the Term (including all Renewal Terms), IPC shall have the sole and exclusive right to file and obligation to maintain all patent rights relating to the Product throughout the Territory and shall, subject to the provisions set forth herein, use reasonable efforts to file patent applications to protect the Product.

                  5.2. INTELLECTUAL PROPERTY. All IPC proprietary information, Know-How, materials, methods and technology related to the Products including without limitation, manufacturing information and any related patent applications and patents owned or controlled by IPC to the extent they cover the Products or any such information, know-how, materials or technology as applied to the Product ("IPC INTELLECTUAL PROPERTY RIGHTS") are and shall, in all events, be the sole and exclusive property of IPC. ELITE and IPC shall take such actions, and execute and deliver such documents, as may be reasonably requested from time to time by IPC at IPC's expense, to perfect the IPC Intellectual Property Rights.

                  5.3. IDENTIFICATION OF IPC TECHNOLOGY. At such time as the Product is commercialized, the Parties agree, as between themselves, that the Product packaging shall be marked with wording indicating IPC technology (such as, for example, "POWERED BY DRUG DELIVERY ENGINE(TM)") subject to the consent of each Licensee.

          6.      COMMERCIALIZATION OF PRODUCT

                  6.1. LICENSE. As promptly as is practicable, the C-Committee shall consider and, where appropriate, approve one or more Licensees suggested by ELITE or IPC for the Commercialization of the Product in the Territory, such C-Committee approval not to be unreasonably withheld by the Representatives. IPC and ELITE shall jointly negotiate in good faith with such Licensee(s) upon standard industry terms for an exclusive license for Licensee's Commercialization of the Product in all or a portion of the Territory ("LICENSE AGREEMENT"), the terms of which License Agreement shall be approved by a unanimous decision of the C-Committee, such approval not to be unreasonably withheld by the Representatives. The main criterion for the grant of such Licenses shall be the maximization of the commercial success of the Product in the marketplace for any market in the Territory.

                  6.2. COMMERCIAL MANUFACTURE. The Parties agree that the Product will be manufactured by such Person, and at such location, that maximizes the commercial success of the Product in the marketplace for any market in the Territory. Nothing herein precludes either IPC or ELITE from bidding to become such manufacturer for any market, provided only that the issue of selection of a manufacturing entity should not delay the entry of the Product into that market.

                  6.3. ROYALTIES AND OTHER PROCEEDS.

                  (a) Subject to Section 6.3(b) below, during the Term of this Agreement (including all Renewal Terms), all license fees from each Licensee (including, without limitation, milestones, royalties, fees and other consideration paid by any Licensee) and all other profits from the sale of the Product (including sale proceeds and other consideration) shall be divided by the Parties as follows: [*] to IPC and [*] to ELITE. Each License Agreement shall provide that all fees payable by each Licensee shall be paid to the Parties directly. If the Product is sold to a third party in accordance with the mutual agreement of the Parties, the proceeds of the sale shall be divided on a [*] basis as provided above.

                  (b) To the extent any litigation costs shall have been equally shared by the Parties in accordance with the provisions of Sections 3.5(c), 7.2 or 7.3, all amounts payable under Section 6.3(a) above shall first be divided between the Parties on a [*] basis until such time as such equally shared litigation costs have been fully recovered by the Parties, and thereafter shall be divided between the Parties on a [*] basis in accordance with Section 6.3(a) above. The provisions of this Section 6.3(b) do not apply where any costs or expenses are the

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

sole obligation of one of the Parties. For purposes of this Section 6.3(b), "litigation costs" shall include all litigation costs relating to the Product, including products liability litigation, patent or other intellectual property litigation, and litigation in relation to the regulatory approval of the Product.

         7.       INDEMNIFICATION

                  7.1. INDEMNIFICATION OBLIGATIONS OF THE PARTIES.

                  (a) Each Party shall indemnify, defend and hold harmless the other Party and its Affiliates from and against any and all losses, costs, expenses, liabilities, claims, actions, damages, personal injury, or loss of life, including without limitation, reasonable attorney's fees (collectively, "LOSSES"), arising directly from such Party's (i) negligent acts or omissions or willful misconduct, (ii) any breach of any representation or warranty provided by such Party to the other Party hereunder, and/or (iii) any violation of the terms of this Agreement.

                  (b) NOTWITHSTANDING ANY PROVISION TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ASSUME LIABILITY TO A LICENSEE FOR ANY CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES (INCLUDING LOSS OF PROFITS, LOSS OF ENTERPRISE, AND LOSS OF OPPORTUNITY), REGARDLESS OF WHETHER FOR BREACH OF WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                  7.2.     Infringement

                  (a)  INFRINGEMENT  OPINION.  ELITE will,  at its sole expense, within 30 days after execution hereof, retain outside intellectual property counsel for the purpose of obtaining, and will use commercially reasonable efforts to obtain, a `freedom to operate' opinion from such outside counsel with respect to the freedom of the Parties or a Licensee to manufacture, use and sell the Product in each country in the Territory. The identity of such counsel shall be reasonably satisfactory to each Party. It will be reasonable for IPC to require as a precondition of its approval of such counsel, that such counsel enter into a Confidentiality Agreement with IPC, including terms to the effect that certain identified IPC Confidential Information, including without limitation the proposed Product formulation and the proposed Product manufacturing process, are for counsel's eyes only, and are not to be copied or disclosed in any circumstances to ELITE, or its officers, employees, agents or consultants without the Order of a court of competent jurisdiction; PROVIDED, HOWEVER, the time required for IPC and such outside counsel to agree upon the terms of such confidentiality agreement shall not be relevant to the determination of whether ELITE retained such counsel with the requisite 30 day period. Forthwith upon the retention of such counsel, IPC will provide to counsel, for counsel's eyes only, the proposed Product formulation and proposed Product manufacturing process in sufficient detail for the purposes of such opinion. Such counsel will be instructed to deliver an original of such opinion simultaneously to both Parties. In the event that the opinion states that the Product may not be manufactured, used or sold in any country in the Territory,

                  (i) ELITE may give notice to IPC of its intention to terminate the Agreement in accordance with the provisions of Section 11.2(b) as an uncurable breach of this Agreement,

                  (ii) in such event, such termination will be without any liability, cost, or expense to IPC, and

                  (iii) if the Agreement is then so terminated, the provisions of Section 11.5 do not apply to such termination.

                  IPC may withhold disclosure to ELITE of IPC Confidential Information, including without limitation, confidential methods and procedures of analysis and testing, the proposed Product formulation, the proposed manufacturing Process and the batch records associated therewith until such time as counsel have provided the Parties with their opinion that the Parties are free to sell such Product in the Territory.

                  (b) INFRINGEMENT CLAIMS. ELITE and IPC shall jointly investigate and defend any and all claims, actions and proceedings resulting from an assertion against ELITE or IPC (or a Licensee if ELITE and IPC have agreed to indemnify such Licensee) that the Product infringes upon a third party's intellectual property rights ("Infringement Claim"). Subject to claims ELITE may assert due to a breach of representation or warrant by IPC under
Section 9 hereof, ELITE and IPC shall share [*] in the cost and expenses of the defense. ELITE and IPC shall be entitled to share [*] all amounts awarded, if any, in connection with any such enforcement proceeding.

                   7.3. ENFORCEMENT PROCEEDINGS. ELITE and IPC may jointly bring enforcement proceeding against any third party if ELITE and IPC determine jointly that a third-Party is likely materially infringing upon the rights of ELITE, IPC or a Licensee in the Product. If such enforcement proceedings are brought jointly, the Parties will share [*] in all costs or proceeds of such litigation, including without limitation all awards of damages and settlement proceeds. Subject to any agreement with any Licensee as may be licensed for the commercialization of the Product, either Party may in its sole discretion, decline to participate in such enforcement proceeding as Complainant, in which case the other Party may proceed with the litigation, bearing all costs and receiving all proceeds of such litigation.

                   7.4 RESPONSIBILITY FOR LITIGATION. For the avoidance of doubt, it is the intention of the Parties that a commercialization partner or Licensee shall bear the primary responsibility for all products liability litigation, patent or other intellectual property litigation, or litigation in relation to the regulatory approval of the Product. To the extent that such litigation expenses are not borne by such commercialization partner or Licensee, or to the extent that either Party is required by operation of law to take part in such litigation in any way, it is the intention of the Parties that all costs and proceeds of such litigation are to be borne [*] by the Parties. Subject to any circumstance under which a Party declines to participate in any enforcement proceeding as provided in Section 7.3 above, IPC and ELITE shall jointly have control of any such litigation, including as regards choice of counsel and settlement terms.

          8.      INSURANCE

                  8.1. Each Party agrees to maintain in force, during the Term and for a period of 24 months thereafter, product liability insurance coverage in minimum limits of $1,000,000 per claim and $5,000,000 per occurrence. Prior to commercialization, those limits shall be reduced to $1,000,000 per claim and $2,000,000 per occurrence. Each Party shall instruct its insurance carrier to notify the other Party of any change, modification or cancellation of insurance thirty (30) days prior to such change, modification or cancellation taking effect.

          9.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTIES

                  9.1. IPC represents and warrants to ELITE, as of the Effective Date, as follows:

                       (a) IPC has the legal right and full corporate power and authority to enter into this Agreement and to perform the same;

                       (b) the Agreement constitutes valid and binding obligations of IPC, enforceable against IPC in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization and other laws of general application affecting the enforcement of creditors' rights generally, and except as enforcement of rights to indemnity and contribution hereunder may be limited by principles of public policy;

                       (c) IPC has taken all corporate action required by it to authorize it to enter into and to perform the Agreement;

                       (d) IPC has the right to disclose Know-How (and other IPC Intellectual Property Rights) to ELITE as well as all other information as is necessary for ELITE to perform its obligations hereunder;

                       (e) there are no infringement proceedings pending, or, to IPC's knowledge, threatened, against IPC in connection with the Product or the IPC Intellectual Property Rights;

                       (f) IPC has good title to all IPC Intellectual Property Rights, free and clear of all Liens;

                       (g) IPC has not received any notice of infringement of, or conflict with, any license, patent, copyright, trademark, service mark or other intellectual property right of any other Person and, to the knowledge of IPC, there is no infringement or unauthorized use by any Person of any of the IPC Intellectual Property Rights.

                       (h) there are no agreements between IPC and any third party that conflict with this Agreement; and

                       (i) no consent or approval of any third party, court or governmental agency is required in connection with the execution and performance of this Agreement by IPC.

                  9.2. In respect of the Studies, IPC:

                       (a) shall, together with ELITE, supervise the conduct of the Studies in accordance with the terms hereof, to ensure that such CRO as is selected to carry out the Studies is contractually bound to do so, and does so, including by way of a transfer in writing under 21 CFR 312.52, in accordance with the Protocol, generally accepted standards of good clinical practice and all applicable local, state and Federal laws and regulations governing the performance of clinical investigations, including without limitation, regulations governing the protection of human subjects (e.g., 21 C.F.R. Part 50) and Institutional Review Boards (e.g., 21 C.F.R. Part 58), and regulations governing the conduct of clinical trials (21 C.F.R. Part 312), and financial disclosure by clinical investigators (21 C.F.R. Part 54), and privacy of protected health information (45 C.F.R. Parts 160 and 164);

                       (b) represents to ELITE that its employees and agents are not currently debarred by the FDA pursuant to 21 U.S.C. ss.335(a) or involved in any investigation or proceedings which could lead to debarment;

                       (c) does not and will not knowingly use, in the performance of its obligations hereunder, the services of any debarred entity or individual, or of any individual that has been convicted of a felony or who is currently under investigation for such conviction;

                       (d) all laboratory,  scientific,  technical  and/or other
data submitted to ELITE or any regulatory health authority relating to the Study shall be, to the best of its knowledge at the time of such submission, complete, true, accurate and correct and shall not contain any knowingly false information, misrepresentation and/or omission;

                       (e) shall, with notification to ELITE, ensure that a transfer in writing under 21 CFR 312.52 is provided to any CRO for the Studies, which CRO shall then be responsible for the identification, documentation, and monitoring of adverse events in Patients in accordance with 21 C.F.R. ss.312.32 and 21 C.F.R. ss.314.80, the Protocol and as otherwise required under all applicable laws, rules and regulations, and shall promptly report all such adverse events in subjects to ELITE;

                       (f) will keep ELITE advised of any results of the Study via a written report;

                       (g) shall, ensure that a transfer in writing under 21 CFR
312.52 is provided to any CRO for the Studies, which CRO shall then be responsible to perform record keeping and reporting obligations in accordance with 21 C.F.R. 312.62(b), 21 C.F.R. 312.57(c) and 21 C.F.R. 312.62(c); and

                       (h) each Party will notify the other of any deficiencies and other issues or inquiries presented by the FDA or other regulatory agency with respect to the Study and provide any assistance requested by the other to satisfactorily respond to the FDA or such other regulatory agency.

IPC MAKES NO OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, EXCEPT THOSE EXPRESSLY MADE HEREIN. IPC SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

                  9.3. If a Federal, state or local government or regulatory authority conducts, or gives notice to IPC of its intent to conduct, an inspection of the ELITE facility or takes any other regulatory action with respect to the conduct of the Studies, then IPC shall promptly give ELITE notice both by telephone and facsimile and supply all information pertinent thereto, and ELITE shall have an obligation, to be present at any such inspection of its facilities

                  9.4 If a Federal, state or local government or regulatory authority conducts, or gives notice to IPC of its intent to conduct, an inspection of the facilities where the Studies are being conducted, or takes any other regulatory action with respect to the conduct of the Studies, then IPC shall promptly give ELITE notice both by telephone and facsimile and supply all information pertinent thereto, and ELITE shall have the right, but not the obligation, to be present at any such inspection of the facilities where the Studies are being conducted.

                  9.5. ELITE represents and warrants to IPC, as of the Effective Date, as follows:

                       (a) ELITE has the legal right and full corporate power and authority to enter into this Agreement and to perform the same;

                       (b) the Agreement constitutes valid and binding obligations of ELITE, enforceable against ELITE in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization and other laws of general application affecting the enforcement of creditors' rights generally, and except as enforcement of rights to indemnity and contribution hereunder may be limited by principles of public policy;

                       (c) ELITE has taken or will have taken all corporate action required by it to authorize it to enter into and to perform the Agreement;

                       (d) there are no agreements between ELITE and any third party that conflict with this Agreement; and

                       (e) no consent or approval of any third party, court or governmental agency is required in connection with the execution and performance of this Agreement by ELITE

                  9.6. In respect of the manufacture and release of the pivotal clinical batches and the Studies, ELITE:

                       (a) will manufacture all materials according to generally accepted good manufacturing practices and good laboratory practices in accordance with all pertinent state and federal laws and regulations, including, without limitation, in accordance with 21 CFR ss.210 and ss.211;

                       (b) represents to IPC that it is not enjoined from manufacturing nor is ELITE currently sanctioned by the FDA pursuant to any issued 483 inspection reports;

                       (c) represents to IPC that its employees and agents are not and have not been debarred by the FDA pursuant to 21 USC ss. 335(a) or involved in any investigation or proceeding which could lead to debarment;

                       (d) does not and will not knowingly use, in the performance of its obligations hereunder, the services of any debarred entity or individual, or of any individual that has been convicted of a felony or who is currently under investigation for such conviction;

                       (e) represents that all laboratory, scientific, technical or commercial information that is submitted by ELITE to IPC or to any regulatory health authority relating to the product should be complete, true, accurate and correct , to the best of its knowledge at the time of such submission, and shall not contain any knowingly false information, misrepresentation and/or omission;

                       (f) will perform all necessary record keeping as required under applicable federal and state laws regarding the manufacture of the Product, environmental impact of the manufacturing and all potential or adverse product defects;

ELITE MAKES NO OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, EXCEPT THOSE EXPRESSLY MADE HEREIN. ELITE SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

                  9.7. If a Federal, State or local government or regulatory authority conducts or gives notice of an inspection of the facilities of ELITE, ELITE will promptly inform IPC and

IPC shall have the right, but not the obligation to be present to any such inspection or regulatory action. ELITE will provide all records and correspondence regarding such action within five (5) business days of a request from IPC.

         10.      OBLIGATION OF CONFIDENTIALITY

                  10.1 The Parties are party to a Confidentiality Agreement, dated as of July 14, 2003, the term of which is hereby extended to co-incide with the term of the obligations of confidentiality herein set out, pursuant to which each Party agreed to maintain confidentiality with respect to certain information to be disclosed by the other Party (the "Existing CDA"). In addition to the obligations set forth in the CDA, all Confidential Information disclosed by a Party ("DISCLOSING PARTY") shall be treated by the other Party ("RECEIVING PARTY") as confidential and shall not be disclosed or revealed to any third party, and shall be used solely in connection with the performance of this Agreement, and such Confidential Information shall not be used in whole or in part by either Party, whether alone or in co-operation with any other person, to formulate, develop, manufacture or commercialize any other drug product; PROVIDED, HOWEVER, that Confidential Information shall not include information that the Receiving Party can document as having been:

                  (a) public knowledge prior to the disclosure, or which hereafter becomes public knowledge through no fault of the Receiving Party;

                  (b) lawfully in the Receiving Party's possession prior to the time of disclosure by Disclosing Party;

                  (c) received, after the time of disclosure, from a third party not under a similar obligation of confidentiality to Disclosing Party; or

                  (d) independently developed by Receiving Party's employees without access to Disclosing Party's Confidential Information or knowledge of the Development Agreement.

                  10.2. The Receiving Party shall take all such precautions as it normally takes with its own Confidential Information, but in no event less than reasonable precautions, to prevent improper disclosure; provided, however, that Confidential Information may be disclosed within the limits required (A) to obtain any authorization from the FDA or any other United States or foreign governmental or regulatory agency or, with the prior written consent of the Disclosing Party; (B) to be disclosed pursuant to (i) any order of any court having jurisdiction and power to order such information to be released or made public; or (ii) any lawful action of a governmental or regulatory agency.

                  10.3. In addition to and without limiting any other remedies available to a Receiving Party at law or in equity, the Receiving Party shall also be entitled to seek immediate injunctive relief in any court to restrain any breach or threatened breach of a Receiving Party and to enforce the provisions of this Section 10. Each Party acknowledges and agrees that there may be no adequate remedy at law or in equity for any such breach or threatened breach and, in the event that any proceeding is brought seeking injunctive relief, the Receiving Party shall not use as a defense thereto that there is an adequate remedy at law.

                  10.4. The Receiving Party may disclose Confidential Information of the Disclosing Party to the Receiving Party's employees, consultants, licensees, agents, prospective licensees and subcontractors on a need-to-know basis; provided that in the case of Confidential Information of
IPC,   such   consultants,   licensees,   agents,   prospective   licensees  and
subcontractors are named by ELITE, and approved by IPC as to the timing and extent of such disclosure, in advance of such disclosure; PROVIDED, HOWEVER, that (i) any such disclosure shall be pursuant to a written confidentiality agreement with terms at least as restrictive as those specified herein; and (ii) any violation of this Agreement by such persons shall be deemed a breach by the Receiving Party. Any of the persons mentioned above who are provided with access to Confidential Information shall be informed by the Receiving Party of the Receiving Party's obligations hereunder.

                  10.5. The confidentiality obligations of each Party under this Section 10 shall survive the expiration or earlier termination of this Agreement, howsoever terminated.

                  10.6. The Parties shall cooperate and agree upon any public statement concerning the existence, subject matter or any term of this Agreement by or on behalf of any Party prior to any issuance, dissemination or release. Subject to Section 10, neither Party may issue, disseminate or release any such public statement without the prior written approval of the other Parties, which consent shall not be unreasonably withheld or delayed.

          11.     TERM AND TERMINATION

                  11.1. Subject to Section 11.2 hereof, the term of the Agreement shall be the greater of (i) a fifteen (15) year period from the date the Product is first commercially sold in the Territory to a third party, or
(ii) the life of applicable patent(s), if any, whichever is longer (the "TERM"). This Agreement shall automatically renew for 3-year renewal periods (each a "RENEWAL TERM") unless terminated by either Party by providing the other Party with twelve (12) months written notice prior to any renewal period.

                  11.2. This Agreement may be terminated by a Party prior to the end of the Term (or any applicable Renewal Term):

                       (a) by mutual agreement of the Parties; or

                       (b) upon breach of this Agreement by the other Party (including, without limitation, the failure to timely perform in a reasonable manner any obligation identified on the Development Plan), and the failure of such breaching Party to cure such breach with thirty (30) days of receipt of written notice to the breaching Party of such breach (other than in the case of a failure to obtain a satisfactory `freedom to operate' pursuant to Section 7.2(a) in which case there shall be no opportunity to cure such breach).

                  11.3. EFFECT OF TERMINATION. Termination of this Agreement for any reason shall be without prejudice to:

                       (a) ELITE's and IPC's right to receive all amounts accrued and unpaid under Section 6 up to the date of such termination;

                       (b) any provisions clearly meant to survive termination or expiration of this Agreement, including without limitation representations, warranties, indemnification and confidentiality obligations as well as Sections 1, 7, 8, 9, 10, 11, 12, 14 and 16 and solely in the case of Section 11.5,
Section 6.3, shall remain in full force and effect; and

                       (c) any other remedies which either Party may then or thereafter have hereunder or otherwise.

                  11.4. Subject to Section 11.5, the Parties agree that upon termination of this Agreement, all rights in the Product, the formulation or formulations of the Product, the methods and processes applicable to the Product, clinical data and documentation associated with Product testing, and regulatory documentation in relation to applications for approval to market the Product, remain with or revert to IPC, which may then use each or all of them for its own purposes in its sole discretion.

                  11.5.  Upon the  termination  of this Agreement as a result of the breach by IPC of any  provision of this  Agreement  (other than  pursuant to
Section  7.2(a) hereof) and the failure of IPC to cure such breach within thirty
(30) days of  receipt of written  notice by ELITE to IPC of such  breach,  ELITE shall continue to receive a [*] share of all license fees and other consideration resulting from the licensing of rights to, or sale of, the Product in accordance with Section 6.3 hereof.

          12.     NOTICES

                  12.1. Any notice provided for herein shall be in writing and is effective upon receipt: (i) when delivered by hand with proof of delivery;
(ii) when sent by facsimile with fax confirmation, provided same is sent all by regular mail within forty-eight (48) hours; (iii) three (3) days following deposit for mailing by first class registered or certified mail, return receipt requested; one day following deposit for mail with an overnight carrier; or (iv) when received by the addressee, by delivery service (return receipt requested). Notices shall be delivered to the addresses set forth below:

                   If to ELITE:          165 Ludlow Avenue
                                         Northvale, New Jersey 07647
                                         Attention:  Chief Executive Officer
                                         Facsimile: (201) 750-2755

                   If to IPC:
                                         30 Worcester Road
                                         Toronto, Ontario,
                                         Canada M9W 5X2
                                         Attention:  Chief Executive Officer
                                         Facsimile: (416)-798-3007

          13.     AGREEMENT TO PERFORM NECESSARY ACTS

                  Each Party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

          14.     DISPUTE RESOLUTION

                  14.1. Should any dispute or difference arise between ELITE and IPC or the Committee during the Term of this Agreement, then either Party may forthwith give notice to the other Party that it wishes such dispute or difference to be referred to a designated senior officer of each of ELITE and IPC.

                  14.2. If designated senior officers of each of ELITE and IPC agree upon a resolution or disposition of the matter, they shall each sign a statement which sets out the terms of their agreement. If, however, the Parties' designated senior officers are still unable to resolve their differences within 10 business days of its being referred to them ("DEADLOCK"), either Party may request in a written notice to the other Party that such controversy (the Dispute) be resolved by binding arbitration either (i) in Ontario in accordance with the rules of the Arbitration Act (1991) as amended, or (ii) in the State of New York in accordance with the rules of the American Arbitration Association, as the Complainant may then choose.

                  14.3 Where such arbitration is in Ontario, the parties agree that the Dispute shall be submitted to arbitration (an "Arbitration") by a single arbitrator (the "Arbitrator") with the Arbitration to take place in the City of Toronto, pursuant to the provisions of the ARBITRATION ACT, 1991 (Ontario) (the "Arbitration Act"). If the parties are unable to agree on the identity of an Arbitrator within 10 days of the written proposal of an Arbitrator by one of them, either party may, with 10 days' prior notice to the other party, apply to the Court to appoint an Arbitrator pursuant to the Arbitration Act. The Arbitration shall take place and be completed expeditiously with written and verbal submissions by the Parties to the Arbitrator to be completed within 45 days of the Arbitrator's appointment. Pending a final determination by the Arbitrator, the costs of the Arbitration shall be paid by the parties equally and the parties shall separately pay their own respective costs. The determination of the Arbitrator with regard to any Dispute shall be final and binding upon the parties and there shall be no appeal therefrom. The Arbitrator shall have jurisdiction to award the costs of the Arbitration, including the fees of the Arbitrator as between the parties, and to direct the payment of interest in respect of any amount, at such rates and from and to such dates as are determined by the Arbitrator to be appropriate.

                  14.4 Nothing contained herein shall be deemed to limit or restrict a Party from seeking equitable remedies, such as a preliminary or permanent injunction, if necessary, from a court of competent jurisdiction located in either the State of New Jersey, under the laws of the

State of New York, or in the Province of Ontario, under the laws of Ontario, as the complainant Party may then choose.

         15.      NON-COMPETITION

                  15.1 For so long as the Product to be developed herein remains under active development or on sale in the marketplace in any country of the Territory under the terms of the Agreement herein, the respective Parties covenant and agree that they will not, whether alone or in co-operation with any other person, develop, formulate, manufacture or commercialize any other drug product which is a generic of [*].

          16.     MISCELLANEOUS

                  16.1. Neither Party shall be liable for any failure to deliver or receive or any delay to perform its obligations hereunder when such failure or delay shall be caused (directly or indirectly) by fire; flood; accident; explosion; equipment or machinery breakdown; sabotage; strike, or any labor disturbance (regardless of the reasonableness of the demands of labor); civil commotions; riots; invasions; wars (present or future); acts, restraints, requisitions, regulations, or directions of any governmental entity; voluntary or mandatory compliance with any request of any governmental entity; facility shut down; voluntary or mandatory compliance with any request for material represented to be for purposes of (directly or indirectly) producing articles for national defense or national defense facilities; shortage of labor, fuel, power or raw materials; inability to obtain raw materials or supplies; failures of normal sources of supplies; inability to obtain or delays of transportation facilities; any act of God; any act of the other Party; or any cause (whether similar or dissimilar to the foregoing) beyond the reasonable control of such Party (each cause a "FORCE MAJEURE EVENT").

                  16.2. Either Party hereto may assign this Agreement in whole or in part to any Affiliate or Affiliates who shall be substituted directly in whole or in part for it hereunder, PROVIDED, HOWEVER, that the assignor shall guarantee the performance of its Affiliate assignee hereunder. This Agreement shall not otherwise be assignable by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

                  16.3. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, United States of America without regard to their conflict of laws principles, and should legal action become necessary to enforce its terms, the prevailing Party shall be entitled to reasonable costs and attorneys' fees.

                  16.4. The terms and provisions contained in this Agreement, together with the Existing CDA as amended hereby, constitute the entire Agreement between the Parties hereof, shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the Parties hereto with respect to the subject matter hereof and no agreement or understanding varying or extending these Agreements shall be binding upon either Party hereto, unless in writing which specifically refers to the Agreement, signed by fully authorized officers or Representatives of the respective Parties and the provisions of these Agreements not specifically amended thereby shall remain in full force and effect.

                  16.5. Any waiver must be explicit and in writing. The waiver by either of the Parties to this Agreement of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

                  16.6. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms, provisions or conditions or part thereof of this Agreement, or the application hereof of any circumstances, to be invalid or to be unenforceable in a final non-appealable order, the remainder of this Agreement and the application of such term, provision or condition or part thereof to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereof, and each of the other terms, provisions and conditions of this Agreement shall be valid and enforceable to the fullest extent of the laws.

                  16.7. The relationship of ELITE and IPC under this Agreement is that of independent contractors. Neither Party shall be deemed to be the agent of the other, nor authorized to take any action binding upon the other.

                  16.8. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all together shall be deemed to be one and the same Agreement. All headings in this Agreement are inserted for convenience of reference only and shall not affect its meaning or interpretation.

                  16.9. All of the obligations, undertakings, agreements, representations and warranties of ELITE, as set out herein, or in the referenced CDA of July 14, 2003, are jointly and severally the obligations of each of Elite Laboratories, Inc., and Elite Pharmaceuticals, Inc.

          IN WITNESS WHEREOF, ELITE and IPC have executed this Agreement in duplicate as of the day and year first above written.

                                          ELITE LABORATORIES, INC.

                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                           ELITE PHARMACEUTICALS, INC.

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                          INTELLI PHARMACEUTICS CORP.

                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT A

                                DEVELOPMENT PLAN

Product  Development  Activity Schedule [*], [*] STRENGTHS.  The [*] strength is
RLD.


-------------------------------------------------------------------------------------------
   #                   ACTIVITIES                    RESPONSIBILITY          COMMENTS
-------------------------------------------------------------------------------------------
                                                    ELITE       IPC
-------------------------------------------------------------------------------------------
   1   [*]
-------------------------------------------------------------------------------------------
       [*]                                           [*]        [*]
-------------------------------------------------------------------------------------------
       [*]                                           [*]        [*]
-------------------------------------------------------------------------------------------
       [*]                                           [*]        [*]
-------------------------------------------------------------------------------------------
       [*]                                           [*]        [*]
-------------------------------------------------------------------------------------------
   2   [*]                                           [*]        [*]
-------------------------------------------------------------------------------------------
   3   [*]                                           [*]        [*]
-------------------------------------------------------------------------------------------
       [*]                                           [*]        [*]
-------------------------------------------------------------------------------------------
       [*]                                           [*]        [*]             [*]
-------------------------------------------------------------------------------------------
       [*]                                           [*]        [*]             [*]
-------------------------------------------------------------------------------------------
   4   [*]                                           [*]        [*]
-------------------------------------------------------------------------------------------
   5   [*]                                           [*]        [*]             [*]
-------------------------------------------------------------------------------------------
   6   [*]                                           [*]        [*]
-------------------------------------------------------------------------------------------
   7   [*]                                           [*]        [*]             [*]
-------------------------------------------------------------------------------------------